                                                                                                                     Exhibit (a) (v)

                                               PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                                                        ARTICLES SUPPLEMENTARY

         Permanent  Portfolio Family of Funds, Inc., a Maryland  corporation,  having its principal office in Baltimore City,  Maryland
(“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:   The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

         SECOND:  Immediately prior to this amendment,  the total number of shares of capital stock of all classes that the Corporation had authority to issue was five hundred million  (500,000,000)  shares,  with a par value of one thousandth of one dollar ($.001),  for an aggregate par value of five hundred thousand dollars  ($500,000),  divided into classes  consisting of one hundred and fifty million
(150,000,000)  shares of preferred  stock,  designated  “Income  Shares” and three  hundred and fifty million  (350,000,000)  shares of common stock, designated “Common Stock.”

         THIRD:   (a) Pursuant to authority  expressly  vested in the Board of Directors  of the  Corporation  by Article  FIFTH of the
Articles of  Incorporation,  the Board of  Directors  has  reclassified  one hundred and fifty  million  (150,000,000)  authorized  and unissued Income Shares as shares of Common Stock.

                           (b) Pursuant to authority  expressly  vested in the Board of Directors of the  Corporation  by Article FIFTH
of the Articles of Incorporation, the Board of Directors has further classified the Common Stock into four series as follows:

                  Series                                     Number of Authorized Shares

                  Permanent Portfolio                                250,000,000
                  Treasury Bill Portfolio                            100,000,000
                  Versatile Bond Portfolio                            25,000,000
                  Aggressive Growth Portfolio                         50,000,000

                  Unclassified                                        75,000,000

                  TOTAL                                              500,000,000

                           (c)  The  preferences,  conversion  and  other  rights,  voting  powers,  restrictions,  limitations  as  to dividends,  qualifications,  and terms and  conditions of  redemption  of the foregoing  series of Common Stock are as set forth in the
Corporation’s charter.

         FOURTH:  The  foregoing  amendment  to the  Corporation’s  charter  does not  increase  the  authorized  capital  stock of the
Corporation.

         IN WITNESS WHEREOF,  Permanent  Portfolio Family of Funds,  Inc. has caused these presents to be signed in its name and on its behalf by its President and attested to by its Treasurer on this 1st day of May, 2008.

                                            PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

                                            By:      /s/ Michael J. Cuggino
                                                     ________________________
                                                     Michael J. Cuggino
                                                     President

ATTEST:

/s/ James H. Andrews
________________________
James H. Andrews
Treasurer

         THE  UNDERSIGNED,  President of Permanent  Portfolio  Family of Funds,  Inc.,  who executed on behalf of the  Corporation  the foregoing  Articles  Supplementary,  of which this certificate is made a part, hereby  acknowledges,  in the name and on behalf of said
Corporation,  the foregoing  Articles  Supplementary  to be the corporate act of said Corporation and hereby certifies that to the best of his  knowledge,  information  and belief,  the matters and facts set forth  therein with respect to the  authorization  and approval thereof are true in all material respects under the penalties of perjury.

                                                     /s/ Michael J. Cuggino
                                                     ________________________
                                                     Michael J. Cuggino
                                                     President